Exhibit 99.1

FERRELLGAS, L.P. ANNOUNCES PRICING OF SENIOR NOTES OFFERING

Liberty, MO, October 17, 2025 (GLOBE NEWSWIRE) – Ferrellgas, L.P. (the “Company”) and its wholly-owned subsidiary Ferrellgas Finance Corp. (together with the Company, the “Issuers”) announced today that the Issuers priced an offering of $650.0 million aggregate principal amount of 9.250% senior notes due 2031 (the “Notes”) at an offering price equal to 100% of the principal thereof. The offering of the Notes is expected to close on or about October 27, 2025, subject to customary closing conditions.

The Notes will be senior obligations of the Issuers and will be guaranteed on a senior unsecured basis by Ferrellgas, Inc., and each existing and future subsidiary of the Company, subject to certain exceptions. The Issuers intend to use the net proceeds received from the offering of the Notes, together with cash on hand, to redeem all of the Issuers’ 5.375% Senior Notes due 2026 (the “2026 Notes”). The redemption of the 2026 Notes is conditioned upon the completion of the proposed offering of Notes and entry into an amendment to the credit agreement governing the Company’s existing revolving credit facility.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, the 2026 Notes or any other securities, nor shall there be any offer or sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale is unlawful. This press release does not constitute a notice of redemption under the indenture governing the 2026 Notes.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico.

Cautionary Notes Regarding Forward Looking Statements

Statements included in this release concerning current estimates, expectations, projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are forward-looking statements as defined under federal securities laws. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations, including the effect of weather conditions on the demand for propane; the prices of wholesale propane, motor fuel and crude oil; disruptions to the supply of propane; competition from other industry participants and other energy sources; energy efficiency and technology advances; significant delays in the collection of accounts or notes receivable; customer, counterparty, supplier or vendor defaults; changes in demand for, and production of, hydrocarbon products; inherent operating and litigation risks in gathering, transporting, handling and storing propane; costs of complying with, or liabilities imposed under, environmental, health and safety laws; the impact of pending and future legal proceedings; the interruption, disruption, failure or malfunction of our information technology systems including due to cyber-attack; economic and political instability, particularly in areas of the world tied to the energy industry, including the ongoing conflicts between Russia and Ukraine and in the Middle East; disruptions in the capital and credit markets, related to the evolving global tariff environment or otherwise; and access to available capital to meet our operating and debt-service requirements; and the anticipated completion of a refinancing. These risks, uncertainties, and other factors also include those discussed in the Annual Report on Form 10 K of Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas Partners Finance Corp., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2025, and in other documents filed from time to time by these entities with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. Ferrellgas disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com